Exhibit 4.13

RIGHTS CERTIFICATE #:	NUMBER OF RIGHTS

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS

DATED SEPTEMBER 23, 2022 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM D.F. KING & CO., INC., THE INFORMATION AGENT.

SINTX TECHNOLOGIES, INC.

Incorporated under the laws of the State of Delaware

NON-TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Non - Transferable Subscription Rights, each to purchase Units of SINTX Technologies, Inc., each unit consisting of one share of Series D Convertible Preferred Stock and warrants to purchase a number of shares of common stock of SINTX Technologies, Inc. equal to $1,000 divided by a price equal to 90% of the lowest closing price for a share of the Company’s common stock as quoted on the Nasdaq Capital Market during the five (5) trading days prior to and including October 10, 2022.

Subscription Price: $1,000.00 per Unit

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON OCTOBER 10, 2022, UNLESS EXTENDED BY THE COMPANY

REGISTERED OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of non-transferable subscription rights (“Rights”) set forth above. Each whole Right entitles the holder thereof to subscribe for and purchase one share of Series D Convertible Preferred Stock and warrants to purchase a number of shares of common stock of SINTX Technologies, Inc. equal to $1,000 divided by a price equal to 90% of the lowest closing price for a share of the Company’s common stock as quoted on the Nasdaq Capital Market during the five (5) trading days prior to and including October 10, 2022, at a subscription price of $1,000 per unit (the “Basic Subscription Right”), pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus and the “Instructions as to Use of SINTX Technologies Subscription Rights Certificates” accompanying this Subscription Rights Certificate. If any Units available for purchase in the Rights Offering are not purchased by other holders of Rights pursuant to the exercise of their Basic Subscription Right (the “Excess Units”), any Rights holder that exercises its Basic Subscription Right in full may subscribe for a number of Excess Units pursuant to the terms and conditions of the Rights Offering, subject to proration, as described in the Prospectus (the “Over-Subscription Privilege”). The Rights represented by this Subscription Rights Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by retuning the full payment of the subscription price for Unit in accordance with the “Instructions as to Use of SINTX Technologies, Inc. Subscription Rights Certificates” that accompany this Subscription Rights Certificate

This Subscription Rights Certificate is not valid unless countersigned by the subscription agent and registered by the registrar. Witness the seal of Sample Corporation and the signatures of its duly authorized officers.

Dated: September 26, 2022

President, Chief Executive Officer	Corporate Secretary

COUNTERSIGNED AND REGISTERED:

By:
American Stock Transfer & Trust Company, LLC,
Subscription Agent and Registrar

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE

Delivery other than in the manner or to the address listed below will not constitute valid delivery.

If delivering by mail, hand or overnight courier:

American Stock Transfer & Trust Company, LLC

Operations Center

Attn: Reorganization Department

6201 15th Avenue

Brooklyn, New York 11219

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

FORM 1-EXERCISE OF SUBSCRIPTION RIGHTS

To subscribe for Units pursuant to your Basic Subscription Right, please complete lines (a) and (c) and sign under Form 4 below. To subscribe for Units pursuant to your Over-Subscription Privilege, please also complete line (b) and sign under Form 4 below. To the extent you subscribe for more Units than you are entitled under either the Basic Subscription Right or the Over-Subscription Privilege, you will be deemed to have elected to purchase the maximum number of Units for which you are entitled to subscribe under the Basic Subscription Right or Over-Subscription Privilege, as applicable.

(a) EXERCISE OF BASIC SUBSCRIPTION RIGHT:

I apply for ______________ Units x $1,000.00 = $_______________

(no. of Units) (subscription price) (amount enclosed)

(b) EXERCISE OF OVER-SUBSCRIPTION PRIVILEGE

If you have exercised your Basic Subscription Right in full and wish to subscribe for additional Units that, when aggregated with your existing ownership, together with any related persons or entities, would not be in excess of 19.99% of our issued and outstanding shares of common stock following the closing of the transactions contemplated by the Rights Offering:

I apply for ______________ Units x $1,000.00 = $_______________

(no. of new Units) (subscription price) (amount enclosed)

(c) Total Amount of Payment Enclosed = $__________________

METHOD OF PAYMENT (CHECK ONE)

☐	Personal Check or bank draft payable to “American Stock Transfer & Trust Company, LLC as Subscription Agent.”
☐	Certified Check drawn on a U.S. Bank, payable to “American Stock Transfer & Trust Company, LLC, as Subscription Agent.”
☐	U.S. Postal Money Order, payable to “American Stock Transfer & Trust Company, LLC, as Subscription Agent.”
☐	Wire transfer of immediately available funds directly to the account maintained by American Stock Transfer & Trust Company, LLC, as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering at JPMorgan Chase Bank, 55 Water Street, New York, New York 10005, ABA #021000021, Account # 530-354616 American Stock Transfer FBO SINTX Technologies, Inc., with reference to the rights holder’s name.

FORM 2-SUBSCRIPTION RIGHTS ARE NON-TRANSFERABLE

FORM 3-DELIVERY TO DIFFERENT ADDRESS

If you wish for the Series D Preferred Stock underlying your subscription rights or a certificate representing unexercised subscription rights to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign under Form 4 and have your signature guaranteed under Form 5.

________________________________________________________________

________________________________________________________________

________________________________________________________________

FORM 4-SIGNATURE

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably subscribe for the number of Units indicated above on the terms and conditions specified in the Prospectus. I agree to cooperate with the Company and provide to the Company any and all information requested by the Company in connection with the exercise of the rights granted in the previous sentence.

Signature(s) of Subscriber(s):	Signature(s) of Subscriber(s):
Address:	Address:

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 5-SIGNATURE GUARANTEE

This form must be completed if you have completed any portion of Forms 2 or 3.

Signature Guaranteed: _______________________________________________

(Name of Bank or Firm)

By:_______________________________________________________________

(Signature of Officer)

IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15

FOR INSTRUCTIONS ON THE USE OF SAMPLE CORPORATION SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT D.F. King & Co., Inc., THE INFORMATION AGENT, AT (866) 620-2536.